                                                                    Exhibit 10.1

                              CONSULTING AGREEMENT

         AGREEMENT dated as of September 5, 2006 by and between INTERACTIVE SYSTEMS WORLDWIDE INC., a Delaware corporation with its principal place of business at 2 Andrews Drive, West Paterson, New Jersey 07424 ("ISWI") and VINCENT CALDWELL ("Consultant") residing at 2610 West Morrison Avenue, Tampa, Florida 33629.

         In consideration of the mutual covenants contained herein, the parties agree as follows:

         1. Retention. Upon the terms and conditions hereinafter set forth, ISWI hereby retains Consultant as an independent consultant on a non-exclusive basis, to perform the consulting services herein described. Consultant, as an independent contractor, shall assist ISWI in marketing its SportXction(TM) software (the "Services"). Consultant agrees to use his best efforts, skills and abilities in the performance of the Services hereunder and to promote the best interests of ISWI, including but not limited to, setting up and/or attending, as required, meetings with potential customers, assisting in negotiations and attempts to conclude transactions, and providing marketing assistance and support both before and after any agreements with potential customers are signed. Consultant shall perform such Services during the Term (as hereinafter defined) and for so long as Consultant is receiving any fees pursuant to Section 4(a) hereof and/or ISWI has obligations to any such customers.

         2. Term. The term of this Agreement shall be a period commencing on September 5, 2006 and ending on March 5, 2007 (the "Term"). This Agreement shall automatically terminate upon the death of the Consultant.

         3. Type of Services. The precise Services to be performed by Consultant may be designated or assigned to Consultant from time to time by the Chairman of the Board of ISWI.

         4. Fee.

         (a) During the Term, Consultant shall be paid a total fee of $45,000 payable at the rate of $7,500 per month.

         (b) ISWI shall not be obligated to pay any expenses paid or incurred by Consultant in connection with the performance by Consultant of the Services, including but not limited to travel and entertainment expenses unless agreed to in advance by ISWI.

         (c) Consultant shall pay all Federal, state and local income, social security, medicare, and any other taxes payable with respect to all compensation or fees paid to Consultant hereunder. Consultant shall be responsible for his own health and accident insurance.

         5. Proprietary Information Agreement. Consultant has previously signed a Proprietary Information Agreement, which agreement shall remain in full force and effect.

         6. No Agency. It is understood that Consultant is an independent contractor and shall not be considered ISWI's agent for any purposes whatsoever. Consultant is not granted any right or authority to assume or create any obligation or liability, express or implied, on ISWI's behalf, or to bind ISWI in any manner or thing whatsoever, nor shall Consultant promote or have discussions with any other person, firm or entity on behalf of or with respect to ISWI or its products without ISWI's prior written consent.

         7. Terms of Agreements with Customers. ISWI reserves the right to determine all terms and conditions of any proposed arrangements or agreements with any potential customers, and to accept or reject any proposal submitted for any reason in its absolute discretion.

         8. Entire Agreement. This Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, shall be governed by the laws of the State of New Jersey without regard to principles of conflicts of law, and cannot be modified except by an agreement in writing executed by ISWI and the Consultant.

         9. Survival. The provisions of Sections 8, 9, 10, 11 and 12 and the Proprietary Information Agreement shall survive termination of this Agreement by expiration of the Term or otherwise.

         10. Arbitration. In the event Consultant and ISWI have any dispute concerning any aspect of this Agreement, such dispute shall be settled by arbitration in New York, NY in accordance with the rules of the American Arbitration Association or any successor thereto.

         11. Assignment by Consultant. The agreement of Consultant to render Services hereunder is personal in nature and may not be assigned or transferred by Consultant.

         12. Notice. Any notice required or permitted to be given under this Agreement shall be sufficient if in writing and sent by certified or registered mail, return receipt requested, by recognized national courier for next day delivery, in either such case to the addresses stated above or by facsimile to the facsimile number listed below such party's signature.

         13. Invalidity. If any provision of this Agreement shall be held invalid or unenforceable, such invalidity or unenforceability shall attach only to such provision and shall not in any manner effect or render invalid or unenforceable any other provision of this Agreement, and this Agreement shall be carried out as if such invalid or unenforceable provisions were not contained herein.

         IN WITNESS WHEREOF, this Agreement has been duly executed as of the day and year first above written.

                                              INTERACTIVE SYSTEMS WORLDWIDE INC.



                                              By: /s/ Bernard Albanese
                                                  ------------------------------
                                                  Name:  Bernard Albanese
                                                  Title: President
                                                  Fax:   973-256-8211


                                              Consultant



                                              /s/ Vincent Caldwell
                                              ----------------------------------
                                              Vincent Caldwell
                                              Fax: 727-812-3305


                                       3